Exhibit (23)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated June 17, 1994, appearing in this Annual Report on Form 11-K of NBD Bancorp, Inc. Employees' Savings and Investment Plan for the year ended December 31, 1993, in the following Registration Statements:

     REGISTRATION
FORM STATEMENT NO.                   DESCRIPTION
- - ---- ------------------      ---------------------------------------------
S-8  33-21036                NBD Bancorp, Inc. Performance Incentive Plan

S-8  33-17494                NBD Bancorp, Inc. Employees' Savings and
     (Post-Effective         Investment Plan (Investment Plus)
     Amendment No. 1)

S-8  33-48773                FNW Stock Incentive Plan

S-8  33-46906                NBD Indiana, Inc. Employee Stock Option Plan
     (Post-Effective
     Amendment No. 1
     to Form S-4)

S-8  33-50300                NBD Indiana, Inc. Incentive Stock Option Plan
     (Post-Effective
     Amendment No. 1
     to Form S-4)

S-8  33-53930                NBD Indiana, Inc. Employee 401(K) and Stock
                             Ownership Plan

S-8  33-53928                NBD Indiana, Inc. 1990 Stock Incentive Plan


S-3  33-60788                NBD Bancorp, Inc. 7-1/2% Preferred Purchase Units
                             Due 2023

S-3  33-38970                NBD Bancorp, Inc. 7-1/4% Convertible Subordinated
                             Debentures Due 2006


/s/ Deloitte & Touche
- - -----------------------
Deloitte & Touche
Detroit, Michigan
June 28, 1994